EXHIBIT 10

                  INDEPENDENT CONTRACTOR / CONSULTING AGREEMENT


THE AGREEMENT is made and entered into as of this 9th day of January, 2000 by and between Sector Communications, Inc., hereinafter referred to as "Client", with its principal place of business 1801 Century Park East, 23rd Floor, Los Angeles, CA 90067, and Scott MacCaughern, with his place of business at 19401 Wunder Trail, Trabuco Canyon, CA 92679, hereinafter referred to as "Consultant".

                                    RECITALS

A. WHEREAS, Client is a publicly traded company with an interest in developing business for itself in foreign countries (countries other than the United States); and

B. WHEREAS, the Consultant is generally knowledgeable in the areas of new business development, identification of strategic service markets, and resource management and possesses experience in negotiations, requirements for nationwide business operations and expansion planning; and

C. WHEREAS, the Company wishes to engage the Consultant on a non-exclusive basis as an independent contractor to utilize Consultant's business experience for the Company; and

D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in this Agreement.


                                    AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services ( the "Consulting Services"):

   1.1.1. Duties of Consultant. The Consultant will provide services and advice to the Company so as to assist the Company's director/attorneys in development of job exposition programs in Silicon Valley, California and other areas and to offer guidance for management of its resources and planning for potential expansion of its operations. Without limiting the generality of the foregoing, Consultant will also assist the Company in its strategic development, evaluating acquisition proposals (including preparation of reports and studies thereon when advisable), and assisting in negotiations and discussions pertaining to the development of exposition business for the Company.

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     Nothing  contained  herein  constitutes  a  commitment  on the  part of the
     Consultant to find an acquisition for the Company or, if such target is found, that any transaction will be completed. This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company, with corporations that are involved with listings or making a market in corporate securities in the OTC markets. Consultant and Client both specifically disavow any such responsibilities of Consultant and agree that no such conduct on behalf of the company shall ever be authorized under this agreement.

2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relations services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and / or equity financing. The Consultant shall not have the power of authority to bind the Company to any such transaction.

3. Consideration. Client and Consultant agree that Consultant will receive from the Client a fee of $65,000.00 (sixty five thousand dollars U.S.) or, at Client's election, six hundred thousand (600,000) shares of Client's $.001 common stock as consideration for the services rendered or to be rendered pursuant to this Agreement. Time and place for payment shall be agreed upon by the parties and shall under all circumstances be reasonable.

4. Term. This Agreement shall be effective for a term of twelve (12) months starting from the date when services were first provided, which is stipulated to be January 2, 2000; the Agreement shall continue in full force unless sooner terminated upon mutual written agreement of the parties hereto.

5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

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7.   Company's Liability.  The Consultant agrees to defend,  indemnify, and hold the Company harmless from any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense on the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

8. Representations. The Consultant makes the following representations:

   8.1.1. Consultant has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;

   8.1.2. Consultant shall not offer or make payment of any consideration to brokers, dealers, or other for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

   8.1.3. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

   8.1.4. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

   8.1.5. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

   8.1.6. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include; the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and prices charged by the Company for its products and services; the prices or other consideration charged to or required of the Company by any of its suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to programs, properties, or services being


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          produced or otherwise  developed by the Company.  The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and;

   8.1.7. Consultant agrees to notify the Company immediately if at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs.

   8.1.8 Notwithstanding the foregoing, nothing in this Agreement shall be deemed to waive any applicable attorney-client privilege existing between Client and Consultant.

9. The Company makes the following representations:

   9.1.1. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

   9.1.2. The Company is in good standing in its state of incorporation.

   9.1.3. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject mater hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure t the benefit of the parties and their respective successors, assigns and legal representatives.

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13.  Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                  Company:
                           Sector Communications, Inc.
                           1801 Century Park East, 23rd Floor
                           Los Angeles, CA 90067
                           Attention: Marilyn Foster

                  Consultant:
                           Scott MacCaughern
                           19401 Wunder Trail
                           Trabuco Canyon, CA 92679

     or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to conflicts of laws.

16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

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20.  Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


Sector Communications, Inc.


    /s/ Mohamed Hadid
BY: -------------------
       Mohamed Hadid


Scott MacCaughern


     /s/ Scott MacCaughern
BY: ------------------------
       Scott MacCaughern


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